EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                         LASER MORTGAGE MANAGEMENT, INC.

                            (A Delaware corporation)

                                   ARTICLE I

                                  STOCKHOLDERS

     1. CERTIFICATES REPRESENTING STOCK.

     (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     (b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

     (c) The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

     (d) The Board of Directors may make such additional rules and regulations, not inconsistent with the By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

2. FRACTIONAL SHARE INTERESTS.

     The Corporation may, but shall not be required to, issue fractions of a share.

3. STOCK TRANSFERS.

     Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE FOR STOCKHOLDERS.

     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5. MEANING OF CERTAIN TERMS.

     (a) As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; PROVIDED, HOWEVER, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

6. STOCKHOLDER MEETINGS.

     (a) ANNUAL MEETING. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may lawfully be brought before the meeting.

     (b) SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the President, the Chairman of the Board of Directors, by a majority of the Board of Directors, by a majority of the Independent Directors (as defined in Section 1(c) of Article II hereof), or the stockholders entitled to cast at least thirty-three percent (33%) of the votes which all stockholders are entitled to cast at a particular meeting.

     (c) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

     (d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at any special meeting without further notice to stockholders not present in person or by proxy. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such person's address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     (e) STOCKHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

     (f) CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, a chairman for the meeting chosen by the Board of Directors or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in such person's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

     (g) PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such person's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     (h) INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such person's duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.

     (i) QUORUM. Except as the General Corporation Law or these By-Laws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     (j) VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these By-Laws, except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of Directors, a plurality of the votes present at the meeting shall elect. Any other action shall be authorized by a majority of the votes cast except where the Certificate of Incorporation or the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.

     Upon the demand of any stockholder, the vote for Directors and any question before the meeting shall be by ballot.

7. NOTICE OF NOMINATIONS AND OTHER STOCKHOLDER BUSINESS AND NOMINATIONS.

     (a) ANNUAL MEETINGS OF STOCKHOLDERS.

     (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 6(d) of this
Article I, (B) by or at the direction of the Chairman of the Board of Directors or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and
(3) of this paragraph (a) of this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

     (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary, at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this By-Law to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth
(10th) day following the day on which such public announcement is first made by the Corporation.

     (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of naming pursuant to Section 6(d) of this Article I. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholder's provided that notice required by paragraph (a)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth
(90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c) GENERAL.

     (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to be elected to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law, and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act

     (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

8. STOCKHOLDER ACTION WITHOUT MEETINGS.

     Any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, by unanimous written consent, setting forth the action so taken, signed by the holders of all the outstanding stock entitled to take such action at a meeting.

                                   ARTICLE II

                                    DIRECTORS

1. NUMBER AND CLASS.

     (a) The affairs of the Corporation shall be under the direction of the Board of Directors which shall be divided into three classes, as provided in the Certificate of Incorporation.

     (b) The number of Directors comprising the Board of Directors shall be five or such other number as shall be fixed from time to time by a vote of at least two-thirds of the entire Board of Directors; provided, however, the number of Directors shall not exceed seven (7) nor be less than three (3) except as permitted by law and the Certificate of the Incorporation. The tenure of office of a Director shall not be affected by any decrease or increase in the number of Directors so made by the Board of Directors. In the event the number of Directors is increased in advance of any annual meeting of stockholders, the Board of Directors shall elect a Director or Directors to fill such vacancies until the next annual meeting of stockholders, and shall appoint them to a class.

     (c) During the time that the Corporation qualifies as a real estate investment trust ("REIT"), except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For purposes of these By-Laws, "Independent Director" shall mean a Director of the Corporation who is not affiliated, directly or indirectly, with any person or entity, if any, responsible for directing or performing the day-to-day business affairs of the Corporation (the "Manager"), whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or Director of the Manager or an affiliated business entity of the Manager; provided, however, that a Director shall not be considered an Independent Director if he or she is serving as a Director of more than three REITs organized by the Manager or its affiliated business entities. "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity and (iii) any person that, directly or indirectly, is the beneficial owner of five percent (5%) or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of five percent (5%) or more of any class of equity securities ("person" includes any individual, corporation, partnership, trust, or other entity). Directors need not be stockholders in the Corporation.

2. POWER.

     All the powers of the Corporation are vested in and shall be exercised by the Board of Directors except as otherwise prescribed by statute, by the Certificate of Incorporation or by these By-Laws. If the entire Board of Directors should become vacant, any stockholder may call a special meeting and Directors for the unexpired term may be elected at the said special meeting in the same manner as provided for their election at annual meetings.

3. VACANCIES.

     Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of Directors may, subject to the provisions of Section 5 of this Article II, be filled by a majority of the remaining members of the Board of Directors, although such majority may be less than a quorum; provided, however, that if the Corporation has sought to qualify as a REIT and in accordance with Section 1 of this Article II a majority of the Board of Directors are required to be Independent Directors, then replacements for vacancies among the Independent Directors must be nominated by the Independent Directors and, be elected by a majority of the Directors, including a majority of the Independent Directors. Any vacancy occurring by reason of an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors, which must include a majority of Independent Directors. If the stockholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

4. RESIGNATIONS.

     Any Director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

5. REMOVAL.

     At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office with, but not without, cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Directors.

6. COMMITTEES OF THE BOARD.

     The Board of Directors may appoint from among its members, an executive committee and other committees comprised of one or more Directors. A majority of the members of any committee, except the executive committee, so appointed shall be Independent Directors. If the Corporation lists its shares on a national securities exchange or on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), the Board of Directors shall appoint an audit committee comprised of not less than three (3) members, all of whom are Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect Directors, declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend or repeal the By-Laws, approve any merger or share exchange which does not require stockholder approval or issue stock. If, however, the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

     Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

     The Board of Directors may designate a chairman of any committee, and such chairman may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously, if there are only two members, or by a majority, if there are more than two members, appoint another Director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

     Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

     Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

7. MEETINGS OF THE BOARD OF DIRECTORS.

     Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Delaware as the Board may from time to time determine or as shall be specified in the notice of such meeting.

     Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at a meeting.

     The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders at which the Directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors as provided in Section 8 of this Article II, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.

     Special meetings of the Board of Directors may be called at any time by two
(2) or more Directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee, or by the Chairman of the Board or the President. Special meetings may be held at such place or places in or out of the State of Delaware as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

     Notice of the place and time of every meeting of the Board of Directors shall be delivered by the Secretary to each Director either personally or by telephone, telegraph, overnight courier, facsimile or electronic mail, or by leaving the same at his residence or usual place of business at least twenty-four (24) hours before the time at which such meeting is to be held or, if by first-class mail, at least four (4) days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Director at his post office address as it appears on the records of the Corporation, with postage thereon paid.

8. INFORMAL ACTION BY DIRECTORS.

     Unless otherwise provided by law, any action required to be taken at a meeting of the Directors or any other action which may be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

9. QUORUM AND VOTING.

     At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Corporation's Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of the Directors, the Directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

10. ORGANIZATION.

     The Chairman of the Board shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

11. COMPENSATION OF DIRECTORS.

     Independent Directors shall receive a stated salary for their services or a fixed sum, and expenses of attendance for attendance at each regular or special meeting of the Board of Directors, or of any committee thereof or both, as may be determined from time to time by the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

12. INVESTMENT POLICIES AND RESTRICTIONS.

     The Board of Directors, including a majority of the Independent Directors, shall approve the investment policies of the Corporation. The investment policies and compliance therewith shall be reviewed by the Independent Directors quarterly to determine that the policies then being followed by the Corporation are in the best interest of the stockholders of the Corporation. Each such determination and the basis therefore shall be set forth in the minutes of the meeting of the Board of Directors.

     It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Corporation's assets, and the investment policies of the Corporation and the limitations thereon or amendment thereof are at all times:

     (a) consistent with such policies, limitations and restrictions as are contained in this Section 12, or recited in the Corporation's applicable reporting requirements pursuant to the Exchange Act; and

     (b) so long as the Board of Directors determines, in its sole discretion, that the Corporation qualifies as a REIT, in compliance with the restrictions applicable to REITs pursuant to the Internal Revenue Code of 1986, as amended.

13. MANAGEMENT ARRANGEMENTS.

     The Board of Directors may delegate the duty of management of the assets and the administration of the Corporation's day-to-day operations to a Manager pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Independent Directors, or the stockholders of the Corporation, if provided in the Certificate of Incorporation.

     All transactions involving the Corporation in which the Manager has an interest must be approved by a majority of the Independent Directors.

     The Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Upon any termination of the current management arrangements, the Board of Directors shall determine (a) to perform the management function for the Corporation, and (b) to justify the compensation provided for in its contract with the Corporation. The initial contract for the services of a Manager entered into by the Board of Directors shall have a term of no more than two (2) years, renewable at or prior to expiration of the contract. Each contract shall be terminable without cause by a majority of the Independent Directors on no more than sixty (60) days' written notice.

     The Independent Directors shall determine at least annually, following the Manager's initial term, that the compensation which the Corporation contracts to pay the Manager is reasonable in relation to the nature and quality of services performed and also shall supervise performance of the Manager and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors to the extent relevant and all other factors the Independent Directors may deem relevant and the findings of the Independent Directors on each of such factors shall be recorded in the minutes of the Board of Directors:

     (A) the size of the management fee in relation to the size, compensation and profitability of the investment portfolio of the Corporation;

     (B) the success of the Manager in generating opportunities that meet the investment objectives of the Corporation;

     (C) the rates charged to other Corporations similar to the Corporation and to other investors by advisors performing similar services;

     (D) additional revenues realized by the Manager and its affiliates through their relationship with the Corporation, including loan administration, underwriting or other commissions, fees for issuance and administration services in connection with issuances of structured securities and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

     (E) the quality and extent of service and advice furnished to the Corporation;

     (F) the performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

     (G) the quality of the investment portfolio of the Corporation in relationship to the investments generated by the Manager for its own account.

14. TOTAL EXPENSES.

     The Independent Directors shall determine, from time to time to time but at least annually, that the total fees and expenses of the Corporation are reasonable in light of all relevant factors.

                                  ARTICLE III

                                    OFFICERS

1. EXECUTIVE OFFICERS.

     The Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as it may determine. Any number of offices may be held by the same person. The same person may hold any two or more offices except those of President and Vice President.

2. TERM OF OFFICE; REMOVAL.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor has been elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may remove any officer for cause or without cause.

3. AUTHORITY AND DUTIES.

     All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

4. THE CHAIRMAN OF THE BOARD OF DIRECTORS.

     The Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the Board of Directors, otherwise, the President, if present, shall preside, or if the President does not so preside, any other Director chosen by the Board shall preside.

5. THE PRESIDENT.

     The President shall be the chief executive officer of the Corporation.

6. VICE PRESIDENTS.

     Any Vice President that may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

7. THE SECRETARY.

     The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary (or in such officer's absence, an Assistant Secretary, but if neither is present another person selected by the Chairman for the meeting) shall have the duty to record the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose.

8. THE TREASURER.

     The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

9. RESIGNATION.

     Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, the acceptance of such resignation shall not be necessary to make it effective.

10. VACANCIES.

     A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled by the Board of Directors.

11. SALARIES.

     The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to this
Article III. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE IV

                                   SIGNATURES

1. NEGOTIABLE INSTRUMENTS.

     All checks, drafts or notes of the Corporation shall be signed and/or countersigned by such officer, officers, agent or agents of the Corporation as may be so designated from time to time by the Board of Directors of the Corporation.

2. STOCK TRANSFER.

     All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or Vice President or by such officer as the Board of Directors may designate.

                                   ARTICLE V

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI

                                WAIVER OF NOTICE

     Whenever, under the provisions of the Certificate of Incorporation, these By-Laws or of any law, the stockholders or Directors are authorized to hold any meeting after notice, or after the lapse of any prescribed period of time, such meeting may be held without notice, or without such lapse of time, by the written waiver of such notice signed by every person entitled to notice, or if every person entitled to notice shall be present at such meeting.

                                  ARTICLE VII

                                    INDEMNITY

     (a) Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

     (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the Corporation.

     (d) The rights to indemnification and to advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a By-Law of the Corporation, agreement, vote of stockholders or disinterested Directors or otherwise.

     (e) The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE VIII

                                   AMENDMENTS

1. GENERAL AMENDMENTS.

     These By-Laws, except as otherwise provided in Section 2 of this Article VIII, may be amended, added to, rescinded or repealed either: (1) by the vote of the stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon at any duly organized annual or special meeting of stockholders; or (2) with respect to those matters which are not by statute reserved exclusively to the stockholders, by vote of a majority of the Board of Directors, including a majority of the Independent Directors in office at any regular or special meeting of Directors (except for provisions specifying that a majority vote of the Independent Directors is required for the approval of certain matters, which provision may be amended, added to, rescinded or repealed only with the approval of a majority of the Independent Directors).

2. CLASSIFIED BOARD AMENDMENTS.

     A vote of the stockholders entitled to cast at least two-thirds of all the votes entitled to cast thereon at any duly held annual or special meeting of stockholders or a vote of at least two-thirds of the Board of Directors is required to amend, alter, change, repeal or adopt any provisions inconsistent with Article II, Section 1 of these By-Laws.

                                   ARTICLE IX

1. CORPORATE SEAL AND CORPORATE BOOKS

     The corporate seal shall be in such form as the Board of Directors shall prescribe. The books of the Corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.

2. VOTING SHARES IN OTHER CORPORATIONS.

     Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

3. ANNUAL STATEMENT OF AFFAIRS.

     The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

4. MAIL.

     Except as herein expressly provided, any notice or other document which is required by these By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

5. RELIANCE.

     Each Director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon the opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a Director.

6. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

     The Directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any Director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.